EXHIBIT 10.4


                              CONSULTING AGREEMENT


     This CONSULTING AGREEMENT (the "AGREEMENT"), dated as of March ___, 1999, between Moto Guzzi Corporation, formerly known as North Atlantic Acquisition Corp. (the "COMPANY"), a Delaware corporation having its executive offices at 350 Park Avenue, New York, New York 10017, and David J. Mitchell, an individual residing at 24 East 22nd Street, New York, NY 10010 (the "CONSULTANT").

     WHEREAS, pursuant to the terms of an Agreement and Plan of Merger and Reorganization dated as of August 18, 1998, as amended (the "MERGER AGREEMENT"), Company has agreed to merge with Moto Guzzi Corp. ("MERGER") with the Company as the surviving corporation resulting from the Merger; and

     WHEREAS, the Company desires to engage the Consultant to render the services described herein; and

     WHEREAS, the Consultant desires to be engaged by the Company to perform such services; and

     WHEREAS, the Company and the Consultant desire to set forth in writing the terms and conditions of their agreements and understandings.

     NOW, THEREFORE, in consideration of the foregoing premises, of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound hereby, agree as follows:

     1. ENGAGEMENT. The Consultant is hereby engaged to provide advisory and consulting services in connection with the business and operations of the Company. The Consultant shall, during the Term (as hereinafter defined), be deemed to be an independent contractor. Consultant shall not be permitted to bind the Company or enter into any agreements (oral or written) on behalf of the Company. The Consultant shall be permitted to engage in any business and perform any services for his own account provided that Consultant will not, directly or indirectly, engage or participate in the motorcycle industry or businesses related thereto. The Consultant shall render services to the Company faithfully, diligently and to the best of his ability under the supervision of the Board of Directors or any appropriate officer of the Company. Consultant agrees to devote such portion of his business time, energies and skill as are reasonably necessary to perform the services agreed to be rendered. Notwithstanding the foregoing, nothing herein shall be construed to limit the ability or right of the Consultant to engage or participate in any other business or professional activities during the Term provided same do not, individually or in the aggregate, materially interfere with the Consultant's obligations to the Company.

     2. TERM OF AGREEMENT. Engagement under this agreement shall commence on the effective date of the Merger (the "EFFECTIVE DATE"). The initial term of employment shall end at the close of business on the day preceding the third anniversary of the Effective Date (the "INITIAL TERM"). The Initial Term shall be extended for successive twelve month periods on a rolling basis unless notice to terminate is received by either party prior to ninety days before the termination of the then current term of this agreement. Each twelve month period commencing on the third anniversary hereof shall be a "RENEWAL YEAR." The Initial Term together with all Renewal Years shall be referred to as the "TERM".


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     3. COMPENSATION.

          (1) In full compensation for all services to be rendered hereunder, the Company shall grant to the Consultant on the Effective Date an option to purchase an aggregate of 30,000 shares of Company's Class A Common Stock, under and pursuant to Company's 1998 Stock Option Plan ("PLAN") and pursuant to a Stock Option Grant Letter dated March 4, 1999 between the Company and the Consultant (the "STOCK OPTION AGREEMENT"). In addition, the Consultant shall be eligible to receive grants of additional options under the Plan to purchase Common Stock.

          (2) The Consultant's status with respect to the Company is that of an independent contractor rather than an employee of the Company and it is understood and agreed that the Company will not withhold any federal, state or local income, Social Security, unemployment or other taxes on account of payments made or property delivered to Consultant hereunder, but will remit the full amount thereof to Consultant and report them on federal tax Form 1099. All estimated tax payments and employment tax obligations arising from payments hereunder are agreed to be those of the Consultant.

     4. BENEFITS. Consistent with Consultant's status as an independent contractor with respect to the Company, the Company shall not provide to the Consultant any insurance, medical, pension or other employee benefits that may be applicable to employees of the Company.

     5. TERMINATION. This agreement shall be terminable prior to expiration only as follows:

          (1) BY THE  COMPANY.  The  Company may  terminate  this  agreement  if
Consultant: (i) is convicted of a crime involving larceny, embezzlement, bribery or acts of moral turpitude; or (ii) is consistently, habitually or flagrantly derelict in the performance of his duties; or (iii) is repeatedly intoxicated or under the influence of alcohol or drugs (other than drugs prescribed for him by a licensed physician); or (iv) engages in actions which expose the Company to public ridicule; or (v) knowingly engages in actions intended by Consultant to result, and which in fact result, in substantial damage to the Company; or (vi) has become permanently disabled, in the good faith opinion of a physician appointed by the Company, from performing his duties and, in such physician's opinion, will likely be unable substantially to perform such duties for the following six months. Termination pursuant to clauses (ii), (iii), (iv) or (v) of this subparagraph (a) shall not take effect unless Consultant has failed to cure any violation thereof within 30 days of notice by the Company setting forth the specific facts constituting such violation.

          (2) BY CONSULTANT. Consultant may terminate this agreement if the Company violates any material provision of this agreement, which violation is not cured within 30 days of the giving by Consultant of notice thereof.

     6. CONFIDENTIALITY. The Consultant recognizes that the services to be performed by him for the Company may require the disclosure to Consultant of confidential information and trade secrets concerning the operations of the Company and its affiliates. Accordingly, the Consultant agrees that he will not, except with the prior written consent of the Company's Board of Directors, or as may be required by law, directly or indirectly, disclose during the Term or any time thereafter any secret or confidential information that he has learned by reason of her association with the Company or use any such information to the detriment of the Company so long as such confidential information or trade secrets have not been voluntarily disclosed by the Company without restriction, or are not otherwise in the public domain. If the Consultant shall be required by law to disclose any such confidential information, the Consultant will, to the extent reasonably practicable, notify and consult with the Company prior to any such disclosure.


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     7. NON-SOLICITATION;  NON-COMPETITION.  Consultant agrees not to solicit or hire, either directly or indirectly, any then-current employee, officer or director of the Company, or to engage in or render services (including, without limitation, research, development, manufacturing, marketing or sales) in any capacity, either directly or indirectly, to any person, firm, corporation or other entity engaged in the motorcycle industry or in businesses related thereto, in competition with the business of the Company, for so long as this agreement remains in effect.

     8. MISCELLANEOUS.

          (1) Any and all notices or other communications required to be given under this agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered in person or by confirmed facsimile transmission, or three days after mailing, if mailed within the continental United States, postage prepaid, by registered or certified mail, to the party entitled to receive same, at the address set forth below for such party, or to such other address or addresses as any party hereto may specify in a notice given in conformity with the provisions of this Section 8(a):

         To Company:                 Moto Guzzi Corporation
                                     (formerly North Atlantic Acquisition Corp.)
                                     350 Park Avenue
                                     New York, New York 10017

         With a copy to:             David Lerner, Esq.
                                     Morrison Cohen Singer & Weinstein, LLP
                                     750 Lexington Avenue
                                     New York, New York 10022

         To Consultant:              David J. Mitchell
                                     24 East 22nd Street
                                     New York, NY 10010

          (2) This agreement constitutes the entire agreement between the parties hereto with respect to the matters herein provided, and this agreement cancels and supersedes any or all prior agreements and understandings, written or oral, between the parties with respect to such matters. No modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto.

          (3) The rights and obligations of any party hereunder may not be assigned or transferred to any third party without the prior written consent of the other party hereto.

          (4) If any provision of this agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this agreement which can be given affect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

          (5) The waiver by either party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver shall be valid unless in writing and signed by the party against whom enforcement of the waiver is sought.


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          (6) This  agreement may be executed in several  counterparts,  each of which is an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this agreement or any counterpart hereof to produce or account for any of the other counterparts.

          (7) The captions and headings contained in this agreement are for convenience only and shall not be construed as a part of the agreement.

          (8) The validity, interpretation, construction, performance and enforcement of this agreement shall be governed by the substantive law of the State of New York, without giving effect to the conflicts of law provisions thereof.

     IN WITNESS WHEREOF, the parties hereto have signed or caused their duly authorized agents to sign this Agreement as of the date first above written.

                                  MOTO GUZZI CORPORATION
                                  (formerly North Atlantic Acquisition Corp.)



                                  By:
                                     -------------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                            ------------------------------------



                                             /S/ DAVID J. MITCHELL
                                             ----------------------
                                             David J. Mitchell

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